Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the AssetMark Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the AssetMark Funds for the period ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the AssetMark Funds for the stated period.

/s/ Ronald D. Cordes Ronald D. Cordes President (Chief Executive Officer), AssetMark Funds	/s/ Carrie E. Hansen Carrie E. Hansen Treasurer (Chief Financial Officer), AssetMark Funds

Dated: March 10, 2005

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by AssetMark Funds for purposes of the Securities Exchange Act of 1934.